UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2022

TLG Acquisition One Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39948	85-3310839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 North Flagler Drive, Suite 520 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 945-8340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third redeemable warrant	TLGA.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	TLGA	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at exercise price of $11.50 per share	TLG WS	New York Stock Exchange

☒      Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2022, Hilliard C. Terry III resigned as a member of the board of directors (the “Board”) of TLG Acquisition One Corp. (the “Company”) in order to pursue other opportunities. In order to fill the vacancy created by the resignation, the Board has appointed Zainabu Oke to the Board. Ms. Oke will serve on the audit, compensation and nominating and governance committees of the Board.

Since October, 2021, Ms. Oke, 53, has served as General Manager, Vice President of Car Care Automotive Services in Northern California for AAA Northern California, Nevada & Utah Insurance Exchange. Since July 2015, she has served in various Vice President roles for AAA Northern California, Nevada & Utah Insurance Exchange, including VP Organizational Readiness, VP Real Estate & Procurement, Controller, and Chief Internal Auditor. Prior to that, Ms. Oke worked at Deloitte LLP (formerly Deloitte & Touche) for 22 years in various roles, most recently as an Audit Partner / Director.

There are no arrangements or understandings between Ms. Oke and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Ms. Oke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On June 12, 2021, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Oke pursuant to which the Company agrees to indemnify her to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that she is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnity Agreement, a copy of the form of which is filed as Exhibit 10.1 hereto.

In connection with the Company’s initial public offering, TLG Acquisition Founder LLC (the “Sponsor”) has agreed to make available up to 100,000 founder shares of the Company as incentive compensation to the independent directors of the Company who source our initial business combination. Specifically, the independent director or directors who sourced the target will receive an aggregate of 100,000, 75,000, 50,000 or 25,000 founder shares at such closing if the initial business combination closes within six months, 12 months, 18 months or 24 months, respectively, of January 27, 2021. Ms. Oke will be eligible for this incentive compensation. In addition, the Sponsor has transferred 23,189 founder shares to Ms. Oke as compensation at their original purchase price.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 of the Company’s Registration Statement on Form S-1filed with the SEC on January 12, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLG ACQUISITION ONE CORP.

Dated: January 19, 2022

	By:	/s/ John Michael Lawrie
Name: John Michael Lawrie
Title: Chief Executive Officer